Monster Worldwide Reports Fourth Quarter and Full Year 2010 Results
Q4 Bookings of $330 Million Increased 28% Year over Year; Deferred Revenue Improved to
$376 Million, a 23% Year over Year Increase
Q4 GAAP Revenue of $255 Million Increased 20% Year over Year;
Q4 Non-GAAP Revenue of $258 Million Increased 21% Year over Year; Total Careers Revenue of $226 Million Increased 26%
Q4 GAAP EPS Break-Even; Q4 Non-GAAP EPS of $0.06
2011 Bookings and Revenue Growth Expected to be in the Range of 20% — 25% Year over Year;
2011 Non-GAAP EPS Expected to be in the Range of $0.36 — $0.48
Q1 2011 Bookings and Revenue Growth Expected to be in the Range of 18% — 23% Year over Year;
Q1 2011 Non-GAAP EPS Expected to be in the Range of $0.01 — $0.04
New York, January 27, 2011— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter and full year ended December 31, 2010.
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “Our focus in 2010 was dedicated to building momentum across all geographies and within our major vertical markets. Monster’s differentiated suite of product offerings, combined with an improved macro-economic environment, resulted in strong bookings growth of 23% in 2010. Our unrivaled global reach, innovative solutions, and search products powered by our patented 6Sense® technology will allow us to win against all competitors in the market and to continue to gain global market share in 2011. As such, we are reiterating our outlook of 20-25% bookings and revenue growth for 2011, and underscoring our commitment to significantly improve the profitability profile of Monster.”
Fourth Quarter Results
Bookings, which represent the dollar value of contractual orders received, and are considered by the Company to be a key indicator of future revenues, increased 28% to $330 million compared to $259 million reported in the fourth quarter of 2009. On a year over year basis, currency translation had a $5 million negative impact on bookings in the fourth quarter. Historical data on bookings for prior quarters is available in the Company’s supplemental financial information.

GAAP revenue of $255 million includes a $3.3 million purchase accounting adjustment related to the HotJobs acquisition. Non-GAAP revenue of $258 million increased 21% from revenue of $213 million in the fourth quarter of 2009. On a year over year basis, currency translation had a $3 million negative impact on non-GAAP revenue in the fourth quarter.
Total Careers revenue on a non-GAAP basis was $226 million, an increase of 26%, compared to $179 million in the fourth quarter of 2009.
Non-GAAP Careers-North America revenue was $124 million, an increase of 37% compared to $91 million in the fourth quarter of 2009. Careers-International revenue increased 15% to $102 million compared with $88 million in the prior year period. Internet Advertising & Fees revenue of $32 million decreased 4% compared to $34 million in the fourth quarter of 2009.
Consolidated GAAP operating expenses were $253 million. Net income was $501 thousand, or break-even, on a per share basis. This compares to a net loss of $2 million, or $0.02 per share, in the fourth quarter of 2009.
Net income for the fourth quarter included a pre-tax adjustment of $9.8 million, or $0.05 per share net of tax. These items consisted of a $3.3 million reduction to revenue due to the purchase accounting adjustment related to the acquisition of HotJobs and $6.6 million primarily related to HotJobs transaction and integration costs. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.
Monster Worldwide non-GAAP income was $7.1 million, or $0.06 per share, which was negatively impacted by $1 million of currency translation on a year over year basis. This compares to a non-GAAP loss of $1.5 million, or $0.01 per share in the fourth quarter of 2009. On a non-GAAP basis, operating expenses were $246 million or a 16% year over year increase compared to $213 million in the fourth quarter of 2009. The majority of the increase in operating expenses was due to the acquisition of HotJobs.

Cash and cash equivalents were $163 million as of December 31, 2010 compared to $275 million last year. The decline in cash and cash equivalents was primarily attributable to the completion of the HotJobs acquisition.
Monster Worldwide’s deferred revenue balance as of December 31, 2010 was $376 million compared to $313 million reported as of September 30, 2010 and $306 million as of December 31, 2009. On a year over year basis, currency translation had a $5 million negative impact on the deferred revenue balance.
Full Year Results
Monster Worldwide reported GAAP revenue of $914 million for the full year ended December 31, 2010, an increase over the $905 million reported last year. Monster Careers revenue increased to $783 million compared to $773 million in 2009. Internet Advertising & Fees reported revenue of $131 million, a decrease compared to $133 million reported in the prior year. The Company reported a GAAP net loss of $32 million, or $0.27 per share, compared to net income of $19 million, or $0.16 per share, in the prior year period.
Monster Worldwide reported non-GAAP revenue of $919 million for the full year ended December 31, 2010, an increase over the $907 million reported last year. Monster Careers non-GAAP revenue increased to $788 million compared to $775 million in 2009. The Company reported a non-GAAP net loss of $9 million, or $0.07 per share, compared to non-GAAP net income of $4 million, or $0.03 per share, in the prior year period.
Guidance
The Company offered the following business outlook based on current available information and expectations as of January 27, 2011, exclusive of any future acquisitions or dispositions.

Q1 and Full Year 2011
($’s in millions, except per share amounts)

First
	Quarter	Full Year
	2011	2011
Bookings	$259-$269	$1,191-$1,241
Year Over Year Change	18%-23%	20%-25%

Revenue (non-GAAP)	$254-$265	$1,103-$1,149
Year Over Year Change	18%-23%	20%-25%

Earnings per Share (non-GAAP)	$0.01-$0.04	$0.36-$0.48
Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to bookings, revenue or earnings per share for the first fiscal quarter of 2011 or the full 2011 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Conference Call and Webcast
Fourth quarter 2010 results will be discussed on Monster Worldwide’s quarterly conference call taking place on January 27, 2011 at 5:00 PM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 38489849.
A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly at http://about-monster.com/sites/default/files/Q42010earningslidefinalpdf.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly at http://about-monster.com/sites/default/files/q410financialsupplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (800) 642-1687 or (706) 645-9291 and reference ID# 38489849. This number is valid until midnight on February 3, 2011.
Contacts
Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster® the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, net-income or loss and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices; the strategic restructuring actions initiated in the third quarter of 2007; severance charges related to the targeted global headcount reduction; facility charges primarily related to the product and technology global reorganization; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR and HotJobs; realized and unrealized gains and losses on marketable securities; acquisition and integration-related costs associated with the acquisition of HotJobs; and a net non-cash benefit relating to the reversal of an income tax liability for uncertain tax positions. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization and non-cash compensation expense. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Bookings represent the dollar value of contractual orders received in the relevant period.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Revenue	$255,069	$213,149	$914,133	$905,142

Salaries and related	128,078	115,047	490,791	463,749
Office and general	60,471	49,472	242,797	231,288
Marketing and promotion	64,399	45,260	222,566	209,661
Reversal of legal settlements, net	—	—	—	(6,850)
Restructuring and other special charges	—	—	—	16,105

Total operating expenses	252,948	209,779	956,154	913,953

Operating income (loss)	2,121	3,370	(42,021)	(8,811)

Interest and other, net	(835)	(7,059)	(1,873)	(5,828)

Income (loss) before income taxes and loss in equity interests	1,286	(3,689)	(43,894)	(14,639)

Provision for (benefit from) income taxes	426	(2,420)	(14,405)	(37,883)
Loss in equity interests, net	(359)	(844)	(2,870)	(4,317)

Net income (loss)	$501	$(2,113)	$(32,359)	$18,927

Basic income (loss) per share	$—	$(0.02)	$(0.27)	$0.16

Diluted income (loss) per share	$—	$(0.02)	$(0.27)	$0.16

Weighted average shares outstanding:

Basic	120,892	119,575	120,608	119,359

Diluted	124,525	119,575	120,608	121,170

Operating income before depreciation and amortization:

Operating income (loss)	$2,121	$3,370	$(42,021)	$(8,811)
Depreciation and amortization of intangibles	18,318	17,849	67,096	68,533
Amortization of stock-based compensation	12,514	9,572	47,191	39,921
Restructuring non-cash expenses	—	—	—	4,721

Operating income before depreciation and amortization	$32,953	$30,791	$72,266	$104,364

1

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2010	2009
Cash flows provided by operating activities:
Net (loss) income	$(32,359)	$18,927

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	67,096	68,533
Reversal of legal settlements, net	—	(6,850)
Provision for doubtful accounts	2,947	10,154
Non-cash compensation	47,191	39,921
Deferred income taxes	(27,890)	1,189
Non-cash restructuring write-offs, accelerated amortization and loss on disposal of assets	255	4,779
Loss in equity interests, net	2,870	4,317
(Gains) Losses on auction rate securities	(2,415)	4,181
Changes in assets and liabilities, net of acquisitions:
Accounts Receivable	(53,555)	80,462
Prepaid and other	(16,490)	(2,669)
Deferred revenue	62,488	(111,634)
Accounts payable, accrued liabilities and other	42,934	(66,585)

Total adjustments	125,431	25,798

Net cash provided by operating activities	93,072	44,725

Cash flows (used for) provided by investing activities:
Capital expenditures	(57,126)	(48,677)
Cash funded to equity investee	(5,648)	(6,299)
Purchase of marketable securities	—	(8,585)
Sales and maturities of marketable securities and other	27,089	70,977
Payments for acquisitions and intangible assets, net of cash acquired	(225,795)	(300)
Dividends received from unconsolidated investee	220	763

Net cash (used for) provided by investing activities	(261,260)	7,879

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on revolving credit facility	90,000	199,203
Payments on borrowings on term loan and revolving credit facility	(15,500)	(256,196)
Proceeds from borrowings on term loan	—	50,000
Excess tax benefits from equity compensation plans	—	79
Tax withholdings related to net share settlements of restricted stock awards and units	(14,227)	(4,571)
Proceeds from the exercise of employee stock options	300	67

Net cash provided by (used for) financing activities	60,573	(11,418)

Effects of exchange rates on cash	(4,663)	12,001

Net (decrease) increase in cash and cash equivalents	(112,278)	53,187
Cash and cash equivalents, beginning of period	275,447	222,260

Cash and cash equivalents, end of year	$163,169	$275,447

Free cash flow:

Net cash provided by operating activities	$93,072	$44,725
Less: Capital expenditures	(57,126)	(48,677)

Free cash flow	$35,946	$(3,952)

2

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009
Assets:

Cash and cash equivalents	$163,169	$275,447
Marketable securities, current	—	9,259
Accounts receivable, net	346,751	287,698
Marketable securities, non — current	—	15,410
Property and equipment, net	150,147	143,727
Goodwill and intangibles, net	1,189,135	969,621
Other assets	128,800	126,028

Total assets	$1,978,002	$1,827,190

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$225,876	$196,248
Deferred revenue	376,448	305,898
Current portion of long-term debt and borrowings on revolving credit facility	84,500	5,010
Long-term income taxes payable	95,390	87,343
Long-term debt, less current portion	40,000	45,000
Other long-term liabilities	27,138	54,527

Total liabilities	$849,352	$694,026

Stockholders’ equity	1,128,650	1,133,164

Total liabilities and stockholders’ equity	$1,978,002	$1,827,190

3

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2010	America	International	Fees	Expenses	Total

Revenue	$121,059	$101,630	$32,380		$255,069
Operating income (loss)	15,328	258	562	$(14,027)	2,121
OIBDA	28,033	11,539	4,346	(10,965)	32,953

Operating margin	12.7%	0.3%	1.7%		0.8%
OIBDA margin	23.2%	11.4%	13.4%		12.9%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2009	America	International	Fees	Expenses	Total

Revenue	$90,932	$88,477	$33,740		$213,149
Operating income (loss)	1,866	(1,412)	4,540	$(1,624)	3,370
OIBDA	12,988	9,024	7,573	1,206	30,791

Operating margin	2.1%	-1.6%	13.5%		1.6%
OIBDA margin	14.3%	10.2%	22.4%		14.4%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Twelve Months Ended December 31, 2010	America	International	Fees	Expenses	Total

Revenue	$422,193	$360,798	$131,142		$914,133
Operating income (loss)	47,783	(23,572)	4,224	$(70,456)	(42,021)
OIBDA	90,263	19,203	18,839	(56,039)	72,266

Operating margin	11.3%	-6.5%	3.2%		-4.6%
OIBDA margin	21.4%	5.3%	14.4%		7.9%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Twelve Months Ended December 31, 2009	America	International	Fees	Expenses	Total

Revenue	$407,118	$365,478	$132,546		$905,142
Operating income (loss)	19,670	(6,283)	18,114	$(40,312)	(8,811)
OIBDA	64,228	36,313	30,123	(26,300)	104,364

Operating margin	4.8%	-1.7%	13.7%		-1.0%
OIBDA margin	15.8%	9.9%	22.7%		11.5%

4

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
		Proforma		Consolidated		Proforma		Consolidated
	As Reported	Adjustments		Non GAAP	As Reported	Adjustments		Non GAAP

Revenue	$255,069	$3,265	b	$258,334	$213,149	$—		$213,149

Salaries and related	128,078	(1,882	) f,h	126,196	115,047	(2,866	) f	112,181
Office and general	60,471	(4,668	) h	55,803	49,472	6,287	c,g	55,759
Marketing and promotion	64,399	—		64,399	45,260	—		45,260

Total operating expenses	252,948	(6,550)		246,398	209,779	3,421		213,200

Operating income (loss)	2,121	9,815		11,936	3,370	(3,421)		(51)
Operating margin	0.8%			4.6%	1.6%			0.0%

Interest and other, net	(835)	—		(835)	(7,059)	6,150	i	(909)

Income (loss) before Income taxes and loss in equity interests	1,286	9,815		11,101	(3,689)	2,729		(960)

Provision for (benefit from) income taxes	426	3,262	j	3,688	(2,420)	2,103	j,k	(317)
Loss in equity interests, net	(359)	—		(359)	(844)	—		(844)

Net income (loss)	$501	$6,553		$7,054	$(2,113)	$626		$(1,487)

Diluted earnings (loss) per share *	$0.00	$0.05		$0.06	$(0.02)	$0.01		$(0.01)

Weighted average shares outstanding:
Diluted	124,525	124,525		124,525	119,575	119,575		119,575

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
		Proforma		Consolidated		Proforma		Consolidated
	As Reported	Adjustments		Non GAAP	As Reported	Adjustments		Non GAAP

Revenue	$914,133	$5,053	b	$919,186	$905,142	2,271	a	$907,413

Salaries and related	490,791	(9,282	) f,h	481,509	463,749	(8,773	) f	454,976
Office and general	242,797	(22,879	) h	219,918	231,288	(311	) c,g	230,977
Marketing and promotion	222,566	—		222,566	209,661	—		209,661
Reversal of legal settlements, net	—	—		—	(6,850)	6,850	d	—
Restructuring and other special charges	—	—		—	16,105	(16,105	) e	—

Total operating expenses	956,154	(32,161)		923,993	913,953	(18,339)		895,614

Operating (loss) income	(42,021)	37,214		(4,807)	(8,811)	20,610		11,799
Operating margin	-4.6%			-0.5%	-1.0%			1.3%

Interest and other, net	(1,873)	(2,415	) i	(4,288)	(5,828)	6,150	i	322

(Loss) income before Income taxes and loss in equity interests	(43,894)	34,799		(9,095)	(14,639)	26,760		12,121

(Benefit from) provision for income taxes	(14,405)	11,015	j	(3,390)	(37,883)	41,605	j,k	3,722
Loss in equity interests, net	(2,870)	—		(2,870)	(4,317)	—		(4,317)

Net (loss) income	$(32,359)	$23,784		$(8,575)	$18,927	$(14,845)		$4,082

Diluted (loss) earnings per share *	$(0.27)	$0.20		$(0.07)	$0.16	$(0.12)		$0.03

Weighted average shares outstanding:
Diluted	120,608	120,608		120,608	121,170	121,170		121,170

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:
a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of China HR in Q4 2008.

b	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of the Hotjobs assets in Q3 2010

c	Costs associated with the investigation into the Company’s historical stock option granting practices, net of reimbursements.

d	Costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.

e	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

f	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.

g	Charges related to consolidation of certain facilities primarily resulting from the reorganization of the product and technology groups.

h	Acquisition and integration related costs associated with the acquisition of the Hotjobs Assets.

i	Net realized gains and realized/unrealized losses on available for sale securities.

j	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

k	Income tax adjustment includes the reversal of income tax reserves for uncertain tax positions.

*	Diluted earnings per share may not add in certain periods due to rounding.

5

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising	Corporate
Three Months Ended December 31, 2010	North America	International	& Fees	Expenses	Total

Revenue — GAAP	$121,059	$101,630	$32,380		$255,069
Proforma Adjustments	3,265	—	—		3,265

Revenue — Non GAAP	$124,324	$101,630	$32,380		$258,334

Operating income (loss) — GAAP	$15,328	$258	$562	$(14,027)	$2,121
Proforma Adjustments	3,373	30	(3)	6,415	9,815

Operating income (loss) — Non GAAP	$18,701	$288	$559	$(7,612)	$11,936

Operating margin — GAAP	12.7%	0.3%	1.7%		0.8%
Operating margin — Non GAAP	15.0%	0.3%	1.7%		4.6%

			Internet
	Careers -	Careers -	Advertising	Corporate
Three Months Ended December 31, 2009	North America	International	& Fees	Expenses	Total

Revenue	$90,932	$88,477	$33,740		$213,149
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$90,932	$88,477	$33,740		$213,149

Operating income (loss) — GAAP	$1,866	$(1,412)	$4,540	$(1,624)	$3,370
Proforma Adjustments	2,360	1,709	453	(7,943)	(3,421)

Operating income (loss) — Non GAAP	$4,226	$297	$4,993	$(9,567)	$(51)

Operating margin — GAAP	2.1%	-1.6%	13.5%		1.6%
Operating margin — Non GAAP	4.6%	0.3%	14.8%		0.0%

			Internet
	Careers -	Careers -	Advertising	Corporate
Twelve Months Ended December 31, 2010	North America	International	& Fees	Expenses	Total

Revenue — GAAP	$422,193	$360,798	$131,142		$914,133
Proforma Adjustments	5,053	—	—		5,053

Revenue — Non GAAP	$427,246	$360,798	$131,142		$919,186

Operating income (loss) — GAAP	$47,783	$(23,572)	$4,224	$(70,456)	$(42,021)
Proforma Adjustments	8,671	3,026	978	24,539	37,214

Operating income (loss) — Non GAAP	$56,454	$(20,546)	$5,202	$(45,917)	$(4,807)

Operating margin — GAAP	11.3%	-6.5%	3.2%		-4.6%
Operating margin — Non GAAP	13.2%	-5.7%	4.0%		-0.5%

			Internet
	Careers -	Careers -	Advertising	Corporate
Twelve Months Ended December 31, 2009	North America	International	& Fees	Expenses	Total

Revenue	$407,118	$365,478	$132,546		$905,142
Proforma Adjustments	—	2,271	—		2,271

Revenue — Non GAAP	$407,118	$367,749	$132,546		$907,413

Operating income (loss) — GAAP	$19,670	$(6,283)	$18,114	$(40,312)	$(8,811)
Proforma Adjustments	9,580	16,758	2,484	(8,212)	20,610

Operating income (loss) — Non GAAP	$29,250	$10,475	$20,598	$(48,524)	$11,799

Operating margin — GAAP	4.8%	-1.7%	13.7%		-1.0%
Operating margin — Non GAAP	7.2%	2.8%	15.5%		1.3%

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